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Exhibit 4.8

LIBERTÉ INVESTORS INC.

SHARES COMMON STOCK

OFFERED PURSUANT TO RIGHTS DISTRIBUTED TO RECORD
STOCKHOLDERS OF LIBERTÉ INVESTORS INC.

, 2004

TO OUR CLIENTS:

        Enclosed for your consideration are a Joint Proxy Statement/Prospectus, dated            , 2004 (the "Prospectus"), and the "Instructions as to Use of Liberté Investors Inc. Subscription Rights Certificates" relating to the offering (the "Rights Offering") by Liberté Investors Inc., a Delaware corporation ("Liberté") of shares of its common stock, par value $0.01 (the "Common Stock") pursuant to subscription rights (the "Rights") distributed to all holders of record of shares of its Common Stock, at 5:00 p.m., New York City time, on            , 2004 (the "Record Date"). The Rights and the Common Stock are described in Liberté's Prospectus.

        In the Rights Offering, Liberté is offering an aggregate of 12,559,552 shares of its Common Stock (the "Underlying Shares"), as described in the Prospectus.

        The Rights will expire, if not exercised, at 5:00 p.m., New York City time, on                        , 2004, unless extended in the sole discretion of Liberté (as it may be extended, the "Expiration Date").

        As described in the accompanying Prospectus, you will receive one Right for each shares of Common Stock carried by us in your account as of the Record Date. Each Right will allow you to subscribe for 0.61 shares of Common Stock (the "Subscription Privilege") at the cash price of $4.00 per share (the "Subscription Price"). No fractional shares of Common Stock will be issued in the Rights Offering. Instead, the number of shares of Common Shares distributed will be rounded down and in such case, any excess funds paid will be returned to you without interest soon as practicable following the Expiration Date.

        The Rights will be evidenced by certificates and may not be assigned gifted, purchased or sold to anyone else.

        THE MATERIALS ENCLOSED ARE BEING FORWARDED TO YOU AS THE BENEFICIAL OWNER OF COMMON STOCK CARRIED BY US IN YOUR ACCOUNT BUT NOT REGISTERED IN YOUR NAME. EXERCISES OF RIGHTS MAY BE MADE ONLY BY US AS THE RECORD OWNER AND PURSUANT TO YOUR INSTRUCTIONS. Accordingly, we request instructions as to whether you wish us to elect to subscribe for any shares of Common Stock to which you are entitled pursuant to the terms and subject to the conditions set forth in the enclosed Prospectus. However, we urge you to read the Prospectus and other enclosed materials carefully before instructing us to exercise your Rights.

        Your instructions to us should be forwarded as promptly as possible in order to permit us to exercise Rights on your behalf in accordance with the provisions of the Rights Offering. The Rights Offering will expire at 5:00 p.m., New York City time, on the Expiration Date. Once you have exercised your Subscription Privilege, such exercise may not be revoked.

        If you wish to have us, on your behalf, exercise the Rights for any shares of Common Stock to which you are entitled such Rights, please so instruct us by completing, executing and returning to us the instruction form on the reverse side of this letter.

        ANY QUESTIONS OR REQUESTS FOR ASSISTANCE CONCERNING THE RIGHTS OFFERING SHOULD BE DIRECTED TO ELLEN V. BILLINGS, SECRETARY OF LIBERTÉ, AT (214) 871-5935.

Very truly yours,

BENEFICIAL OWNER ELECTION FORM

INSTRUCTIONS

        The undersigned acknowledge(s) receipt of your letter and the enclosed materials referred to therein relating to the offering of shares of Common Stock of Liberté Investors Inc. ("Liberté").

        This will instruct you whether to exercise Rights to purchase shares of Liberté's Common Stock distributed with respect to the shares of Liberté's Common Stock held by you for the account of the undersigned, pursuant to the terms and subject to the conditions set forth in the Prospectus and the related "Instructions as to Use of Liberté Investors Inc. Subscription Rights Certificates."

        Box 1.    ☐    Please DO NOT EXERCISE RIGHTS for shares of Common Stock.

        Box 2.    ☐    Please EXERCISE RIGHTS for shares of Common Stock as set forth below.

        The undersigned may elect to exercise a portion of their Rights; however, the number of Rights for which the undersigned gives instructions for exercise under the Subscription Privilege should not exceed the number of Rights that the undersigned is entitled to exercise.

	Number of Shares	Subscription Price	Payment
Subscription Privilege:	x	=	$
$ (must equal total of amounts in
	Total Payment Required	=	Boxes 3 and 4.)

        Box 3.    ☐    Payment in the following amount is enclosed $                .

        Box 4.    ☐    Please deduct payment from the following account maintained by you as follows:

Type of Account	Account No.
Amount to be deducted:	$

Signature(s)
Please type or print name(s) below:

Date:                        , 2004

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  Exhibit 4.8
LIBERTÉ INVESTORS INC. SHARES COMMON STOCK OFFERED PURSUANT TO RIGHTS DISTRIBUTED TO RECORD STOCKHOLDERS OF LIBERTÉ INVESTORS INC.
BENEFICIAL OWNER ELECTION FORM INSTRUCTIONS